UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2011

Zhongpin Inc.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33593 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)	461500 (Zip Code)

011 86 10-8286 1788
(Registrant’s telephone number, including area code)

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2011, Mr. Min Chen, an independent director of Zhongpin Inc. (the “Company”), informed the Company’s Board of Directors (the “Board”) that, in order to pursue other projects and interests, he intends to retire from the Board and not seek re-election when his term expires at the Company’s upcoming 2011 Annual Meeting of Stockholders, which is scheduled for June 15, 2011. Mr. Chen has been a member of the Board since October 2007. Mr. Chen is currently a member of the Audit Committee and Compensation Committee of the Board and the chairman of the Nominating Committee of the Board (the Nominating Committee, together with the Audit Committee and Compensation Committee of the Board, the “Committees”). Effective from the date of the Company’s 2011 Annual Meeting of Stockholders, Mr. Chen will no longer serve on these Committees. Mr. Chen’s decision not to seek re-election is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 7.01       Regulation FD Disclosure.

On May 27, 2011, the Company issued a press release, attached as Exhibit 99.1 to this Form 8-K, announcing the planned retirement of Mr. Chen from its Board.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.            Document

99.1                        Press Release of Zhongpin Inc., dated May 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

Dated: May 27, 2011	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.            Document

99.1                        Press Release of Zhongpin Inc., dated May 27, 2011.